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                                                                   EXHIBIT 10.29

                                  CONFIDENTIAL
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This Employment Agreement (hereinafter the "Agreement") is made on effective as of the 4th day of September, 2000 ("Effective Date")

between: viaLink International, Inc. , a Delaware corporation with its place of business at 13155 Noel Road, Suite 800, Dallas, Texas 75240 ("International")

and:              Christopher R. Riley of 22 Kheam Hock Road, Singapore, 298794
                  ("Riley")

Recitals

       WHEREAS, International desires to hire Riley in the Position (as hereinafter defined), and

       WHEREAS, Riley desires to be an employee of International, and

       WHEREAS, The parties wish to set forth the terms and conditions of Riley's employment with International.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants set out in this Agreement, the parties agree as follows:

1.       Employment

         1.1. International will employ Riley and Riley accepts such employment, as President of International (hereinafter referred to as the "Position") upon the terms and subject to the conditions contained in this Agreement. Riley acknowledges and agrees that as President of International, Riley may further be required to perform the obligations set out in this Agreement in favour of any Affiliate of International. Wherever used in this Agreement, "Affiliate(s)" of International" means a related body corporate or any company in which International holds at least half of the issued shares or equity interest.

2.       Duties

         2.1. Riley shall perform all duties which are commensurate with the Position and any other duties which may be reasonably assigned to him by International's Chief Executive Officer ("CEO") from time to time during the Term of this Agreement.

3.       Covenants

         3.1. Riley shall devote his full time, attention, knowledge and skills during normal business hours to the performance of his duties and responsibilities in the Position and in furtherance of the business and affairs of International.

         3.2. During the Term of this Agreement, Riley shall not directly or indirectly engage in, and shall not knowingly solicit any employees of International or any Affiliate of International to engage in any commercial activities which are in any way in competition with the business or activities of International, or which in any way


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                  interfere with the performance of Riley's duties or
                  responsibilities under this Agreement.

         3.3. Riley shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as International may from time to time establish and those imposed by any applicable law.

         3.4.     Confidential Information

                  3.4.1.   In this Agreement:

                           "Confidential Information" shall mean any Trade Secrets (as hereinafter defined), know-how, data, formulas, processes, business and/or technical information, customer lists, software, financial information, business methods, plans and operations, customer data or information, and the ideas, methods and techniques incorporated within, and any or all expressions of all of the foregoing, of International, of any Affiliate(s) of International and/or of any of their respective customers (regardless of the medium in which any such Confidential Information is recorded or communicated and regardless of whether or not it is marked or identified as confidential).

                           "Trade Secrets" includes all proprietary information not generally known in the industry in which International or any Affiliate of International is engaged or may become engaged, including, without limitation, information relating to International's or Affiliates of International's business affairs, finances, properties, methods of operation, software developed, owned or used by International, sources of and arrangements for hardware supplied to clients, submission and proposal procedures, International's or Affiliates of International's client or contact lists, commercial information supplied to International or Affiliates of International by their clients, and other confidential information respecting or otherwise relating to the business or affairs of International or Affiliates of International. Confidential Information shall not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by Riley in violation of this Agreement; (ii) was available to Riley on a nonconfidential basis prior to its disclosure to Riley; (iii) becomes available to Riley on a nonconfidential basis from a person other than International, an Affiliate of International or one of their respective customers who is not otherwise bound by a confidentiality agreement regarding such Confidential Information, or (iv) was independently developed by Riley without reference to or by use of the Confidential Information.

                  3.4.2. Riley agrees and acknowledges that any such Confidential Information or Trade Secrets of International or any Affiliates of International, whether or not directly disclosed to Riley at any time before or during the Term of this Agreement shall be subject to the terms and conditions of this Agreement.

                  3.4.3. Riley further acknowledges and agrees that the business and goodwill of International and the Affiliates of International depend upon the protection of such Confidential Information. Except when directed in writing to do otherwise by International's CEO, or as required by law, court order or


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                           subpoena, Riley shall keep confidential and shall not
                           use, disclose or divulge to any other person or entity, during the term of this Agreement or at any time thereafter, any Confidential Information. In any case where Riley is compelled by law, court order or subpoena to disclose any Confidential Information to any third person, Riley shall advise International promptly in writing in advance of any such disclosure such that International, any applicable Affiliate of International, or any other party having an interest in the protection of such Confidential Information, may seek protective orders, exceptions or similar relief prohibiting or limiting disclosure or constraining the recipient of any Confidential Information required to be disclosed.

                  3.4.4. Upon termination of this Agreement, Riley shall, at International's option, turn over to International or destroy, as International may in its sole discretion direct, all copies (including electronic copies) of Confidential Information (including any materials which contain Confidential Information) and Work Product (as defined in section 3.5) in the possession of or under the control of Riley, and he shall not retain any copies or portions thereof.

         3.5.     Work Product

                  3.5.1. Any and all inventions, improvements, developments, discoveries, copyrightable works, or contributions thereto, including without limitation, any written works, software products or code, images, designs, and/or instructions, whether or not they are the subject of patent or copyright or other proprietary rights protection under any national, state, local or foreign law(s), which are created in whole or part by Riley during the Term of this Agreement relating to the business of International or any Affiliate of International ("Work Product") shall be the sole and exclusive property of International and shall belong to International free and clear from all right, title and interest of any other person, including, without limiting the generality of the foregoing, Riley.

                           3.5.1.1. Riley shall not retain any right, title,
                                    interest or any right to use any of the Work
                                    Product. Riley shall promptly and fully
                                    disclose to International all the Work
                                    Product. Riley acknowledges that all Work
                                    Product shall be a work for hire. Moreover, Riley conveys, transfers and assigns all rights, title and interest in and to any Work Product to International and further agrees:

                                    3.5.1.1.1. to execute any written assignment
                                             or other agreement International
                                             deems necessary at any time to
                                             effect the foregoing (and appoints
                                             International as Riley's attorney
                                             for the purpose of this clause);
                                             and

                                    3.5.1.1.2. to obtain or uphold, for
                                             International's benefit, all
                                             copyright, patent, and/or other
                                             rights of International in such
                                             Work Product. Notwithstanding
                                             anything to the contrary herein,
                                             inventions, works of authorship or
                                             other property that Riley made
                                             prior to the commencement of his
                                             employment with International are
                                             excluded from the scope of this
                                             Agreement.


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         3.6.     Good faith. Riley shall at all times act in good faith and in the best interests of International and not for any improper purpose. Riley shall at all times act in a professional manner and shall not do, or permit to be done, anything which may bring International, an Affiliate of International, or the business or affairs of any of them into disrepute

         3.7. Compliance. Riley is and shall at all times remain in compliance with any and all applicable national and/or state laws, rules or regulations regarding Riley's eligibility for employment and/or continued employment with International. Riley specifically warrants that he currently possesses a "green card" that will allow him to obtain whatever permits necessary to allow him to work in the United States as required by International during the Term of this Agreement.

         3.8. Riley warrants and represents that the execution of this Agreement and the performance of his duties hereunder do not and will not be in violation of or otherwise cause a violation of any agreement, term or condition of any other agreement that he has with any third party.

         3.9.     Injunction

                  3.9.1. Riley acknowledges that disclosure, in breach of this Agreement, of any Confidential Information or Work Product by Riley will give rise to irreparable injury, which is inadequately compensable in damages, to International and/or the owner of such Confidential Information. Accordingly, International or such other party, in addition to any other remedies that are elsewhere granted in this Agreement or at law or in equity, may seek and obtain injunctive relief against the breach or threatened breach of:

                           3.9.1.1. this Section 3 of the Agreement;

                           3.9.1.2. any infringement upon any intellectual
                                    property rights of International or of any of its Affiliates; and/or

                           3.9.1.3. any other breach of any term, covenant,
                                    condition, warranty or representation of this Agreement relating thereto.

         3.10. Riley shall not acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person and shall not cause, encourage or induce International to acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person.

4.       Compensation

         4.1. As full compensation for Riley's services under this Agreement and in exchange for his promises contained in this Agreement, during the Term of this Agreement, International shall compensate Riley in the manner set out below. Each of the amounts set out below shall be subject to any withholding or other deductions authorized or required by law.


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                                  CONFIDENTIAL
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         4.1.1.   As of the Effective Date, Riley shall be entitled to receive an annualised salary of two hundred and fifty thousand dollars ($250,000) which shall be earned and payable bi-weekly. Such salary shall be increased to an annualised salary of three hundred thousand dollars ($300,000), to become effective only upon his relocation to the United States as set forth in
                  Section 15.1 hereof ("Relocation").

         4.1.2. Subject to the other terms of this Section 4.1.2, and beginning with the first full quarter following the Effective Date, if Riley satisfies the criteria established by, and at the sole discretion of the CEO ("Criteria"), Riley shall also be eligible to receive a bonus ("Bonus"). The Criteria for a given quarter shall be established by the CEO in consultation with Riley prior to the commencement of the relevant quarter. After such consultation, Riley shall reduce the agreed Criteria to writing ("Written Criteria") and shall deliver such Written Criteria to International's CEO. Unless International's CEO advises Riley in writing within ten days of the receipt of such Written Criteria of any changes thereto, such Written Criteria shall be deemed to be the Criteria for such quarter. To the extent that the CEO of International makes any changes to such Written Criteria, the same shall be reduced to writing by the CEO ("Altered Written Criteria") and delivered to Riley within said ten day period. In the later event, the Altered Written Criteria shall be the Criteria for that quarter. The Bonus, if earned according to the foregoing, shall accrue and be calculated and paid quarterly. Any payment due for a quarter under this Section
                  4.1.2 shall be paid not later than the next regular payroll after the sixtieth (60th) day following the end of the quarter for which any Bonus amount is earned. To the extent that any Bonus is earned for any quarter commencing prior to Riley's Relocation, such Bonus for any such quarter period shall be one hundred percent (100%) of Riley's salary for such quarter. To the extent that any Bonus is earned for any quarter commencing on or after Riley's Relocation, the Bonus for any such quarter shall be seventy five percent (75%) of Riley's salary for such quarter. To the extent that Relocation occurs during a quarter, any Bonus for such quarter shall be prorated using the applicable percentages. The quarters will begin on the first days of January, April, July and October each year. Notwithstanding anything to the contrary in this Section 4.1.2, in order to be eligible to receive a Bonus, Riley must:

                  4.1.2.1. be an employee of International under this Agreement at the end of the relevant quarter; and

                  4.1.2.2. not otherwise be in breach of Riley's obligations under this Agreement so as to make this Agreement terminable for Cause by International pursuant to
                           Section 6.3.

         4.1.3. Riley shall be entitled to two (2) weeks paid vacation during each calendar year of the Term of this Agreement. This leave entitlement is not in addition to any entitlement at law.

         4.1.4. International shall pay Riley a one-time signing bonus in the amount of fifty thousand dollars ($50,000) which shall be payable within thirty days after the Effective Date of this Agreement. In the event that Riley terminates this


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                  Agreement without cause at any time during the first twelve
                  (12) months of this Agreement, or if International terminates this Agreement with cause at any time during the first twenty-four months of this Agreement, Riley shall repay such signing bonus to International, which shall be due upon the effective date of such termination.

                  4.1.5. The viaLink Company ("viaLink") shall grant to Riley a nonqualified option to purchase Three hundred thousand (300,000) shares of viaLink common stock ("Grant"); provided however, such Grant shall be subject to Riley commencing employment with International pursuant to this Agreement, and the execution of Riley of the Notice of Grant in the form attached hereto as Exhibit A. Such Grant shall be subject to the terms, covenants and restrictions contained in this Agreement, in The viaLink Company's 1999 Stock Option Plan ("Plan") and in such Notice of Grant and Stock Option Agreement relating thereto.

5.       Non-competition

         5.1. In consideration for the benefits accruing to Riley pursuant to this Agreement (including the payment of salary and the Grant) and for the purposes of protecting the Confidential Information, both during the Term of this Agreement and until one (1) year after the termination or expiration of this Agreement, Riley shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other person solicit the employment of, any employee of International, or any Affiliate of International, or cause any such employee to terminate such employee's relationship, without the prior written approval of International.

6.       Duration and Termination

         6.1 Unless earlier terminated pursuant to the provisions of this Agreement, the term ("Term") of this Agreement shall commence on the Effective Date and shall continue until the 31st day of August, 2002, inclusive, and, unless terminated pursuant to the terms of this Section 6.1, shall then be automatically renewed on a year to year basis unless one party notifies the other party in writing at least thirty (30) days prior to the end of the then current primary or renewal Term (as the case may be) that it will not renew this Agreement at the end of such then current Term. If either party gives notice pursuant to this Section 6.1 to terminate at the end of a then current Term, no additional salary or benefits shall be due to Riley at the end of such Term. For purposes of this Agreement, "Term" shall refer to both the primary term and any renewal term(s), as the case may be.

                  6.1.1 It is further agreed and understood that this Agreement may be terminated by either party without cause at any time forty-five (45) days or more prior to the end of the then current Term by giving written notice to the other party ("Early Termination Notice"). In the event such Early Termination Notice is given, the effective date of such termination shall be thirty (30) days from the date such Early Termination Notice is given ("Early Termination Effective Date").


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                  6.1.1.1  In the event that Riley exercises his rights under
                           Section 6.1.1., Riley shall not be entitled to any salary or benefits of any kind or nature after the Early Termination Effective Date.

                  6.1.1.2 In the event that International or any successor-in interest to International exercises its right pursuant to Section 6.1.1 to terminate this Agreement without cause, whether or not as a result of or in conjunction with a Corporate Transaction (as hereinafter defined), International or its successor in interest (as the case may be), within sixty (60) days following the giving of such Early Termination Notice, shall pay Riley an amount equal to twelve months of his then current annual salary (not including bonuses, stock options or benefits) plus an amount equal to all accrued and/or vested benefits as of the Early Termination Effective Date, if any, including such benefits as vacation or pension benefits (but not bonus or stock options) ("Lump Sum") and Riley shall not be entitled to any other salary or benefits. Moreover, to the extent International or its successor-in-interest exercises such right to terminate this Agreement without cause within thirty (30) days after the consummation of a Corporate Transaction (as hereinafter defined), in addition to such Lump Sum, International or its successor in interest, as the case may be, shall also pay Riley, at the same time it pays the Lump Sum, an additional payment equal to twelve times the medical insurance premiums being paid by International for Riley as of the Early Termination Effective Date plus an amount equal to twelve months of Riley's then current Car Allowance (as defined in Section 15.1), plus twelve months of any pension benefits for which Riley is eligible, being paid as of the date such Early Termination Notice was given ("Benefits Lump Sum"). Notwithstanding anything to the contrary herein, International may elect to pay the Lump Sum and/or the Benefits Lump Sum in twelve equal instalments with the first such payment being made as of the effective date of any such termination. As used in this Section 6.1.1.2, the term "Corporate Transaction" shall mean either of the following shareholder-approved transactions by The viaLink
                           Company: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of The viaLink Company's outstanding securities are transferred to a person or persons (other than a holding company established by The viaLink Company to own the stock) different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of The viaLink Company's assets in complete liquidation or dissolution of International.

                  6.1.1.3 Notwithstanding anything to the contrary in this Agreement, the right of Riley to any stock options upon termination or expiration of this Agreement shall be governed by the terms, covenants and conditions of the applicable Notice of Grant, Stock Option Agreement and Stock Option Plan under which the stock options were granted.

                  6.1.1.4  It is agreed and understood that nothing in this
                           Section 6.1 or its subsections shall prevent a party from exercising its rights to terminate this Agreement for "Cause" as allowed by this Agreement.


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         6.1.     Notwithstanding Section 6.1 or anything to the contrary in this Agreement, this Agreement shall immediately terminate, and all rights, benefits and obligations under it shall cease, in the event of Riley's death, except such rights of Riley which have accrued as of the date of death.

         6.2. Notwithstanding anything to the contrary in this Agreement, International may terminate this Agreement and all Riley's rights, benefits and obligations hereunder shall cease, except such rights of Riley which have accrued as of the date of disability, if a mutually acceptable physician determines that Riley is unable to substantially perform his usual and customary duties under this Agreement for more than three (3) consecutive months in any calendar year.

         6.3. In addition to the other rights granted to International under this Agreement, International shall have the right to immediately terminate this Agreement in any of the following events, each of which shall constitute "Cause". Cause includes:

                  6.3.1. breach by Riley of Sections 3.2, 3.4, 3.5, 3.7 or 3.8 of this Agreement; or

                  6.3.2. a conviction, plea of guilty, plea to a lesser charge in lieu of a felony, of a felony, a crime involving fraud or misrepresentation, the effect of which is likely to materially adversely affect International; or

                  6.3.3. violation of any law which affects or impinges on Riley's performance or results in liability to International; or

                  6.3.4. abuse of alcohol or other pharmaceutical drugs, or the illegal use of drugs or other prohibited substances or

                  6.3.5. Riley's material breach of any of his other duties under this Agreement, where Riley has been notified in writing of the breach and has failed or refused to rectify the breach within thirty (30) days.

7.       Successors and Assigns

         7.1. The rights and obligations of International under this Agreement shall run in favor of and shall be binding upon International, its successors, assigns, nominees or other legal representatives. Riley may not assign his rights and obligations under this Agreement, nor may he delegate the same.

         7.2. International may assign its rights and obligations under this Agreement without the consent of Riley.

8.       Severability

         8.1. If any provision of this Agreement is adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.


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9.       Headings

         9.1. The headings in this Agreement are for convenience only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

10.      Execution in Counterparts

         10.1. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, and all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

11.      Jurisdiction and Choice of Laws

         11.1. In any event, this Agreement shall be construed in accordance with and governed by the laws of the state of California, without giving effect to principles of conflicts of law thereunder, except those directing application of California law.

12.      Non-waiver

         12.1. The waiver of any violation or breach of this Agreement by either party hereto shall not be deemed to be a waiver of any continuing violation or breach or a waiver of any other violation or breach of this Agreement.

13.      Resolution of Disputes

         13.1. Any controversy or claim arising out of or relating to this Agreement, or its breach, validity or interpretation, except claims for injunctive relief and/or claims involving necessary third parties who refuse to participate, shall be settled by binding arbitration in accordance with the then current rules for arbitration of employment disputes of the American Arbitration Association ("AAA"), subject, however, to the following:

                  13.1.1. Within 15 days after the commencement of arbitration, each party shall select one person to act as an arbitrator and the two selected persons shall select a third arbitrator ("Neutral Arbitrator") within 10 days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the Neutral Arbitrator shall be selected by the AAA. The Neutral Arbitrator shall be a person with experience in handling disputes relating to the employment contracts of corporate executives.

                  13.1.2. The location for the arbitration shall be at such location in Los Angeles, California as designated by the AAA.

                  13.1.3. The arbitration award shall be binding on the parties and may be enforced in any court of competent jurisdiction.

                  13.1.4. The arbitrators will not have the authority to, nor shall they, award any damages in excess of what could be awarded in a court of law; provided, to the extent allowable by law, each party hereby waives the right to recover punitive damages.


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                  13.1.5.  In resolving all disputes between the parties, the arbitrators will apply the laws of the State of California and/or the applicable United States law, as the case may be.

14. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly and in accordance with its terms and without strict construction in favor of or against either party.

15.      Special Conditions

         15.1. On or before six months following the Effective Date, Riley shall move to the Los Angeles, California or Newport Beach, California metropolitan areas in the United States ("Relocation"). It is anticipated that International will require Riley to spend approximately six weeks at its headquarters in Dallas, Texas immediately prior to Riley's move to California. If in fact International so requires Riley to spend such time in Dallas Texas immediately prior to his move to California, such Relocation shall be deemed to have occurred at the commencement of such assignment to Dallas, Texas. Until such Relocation, Riley shall perform his duties from a location in Singapore designated by International. International shall pay Riley's reasonable relocation costs for such Relocation in accordance with and upon the terms and conditions set out in International's Domestic Relocation Policy, a copy of which is attached hereto as Exhibit B. Additionally, upon such Relocation to California, and then throughout the remaining Term of this Agreement, International shall, subject to the appropriate withholdings for federal and/or state taxes, pay Riley a seven hundred dollar ($700) per month allowance for automobile transportation.

         15.2. Until such Relocation, International, at its cost, shall provide Riley with suitable lodging in Singapore as reasonably determined by International. Additionally, International will pay for the heat, electricity and water costs associated therewith.

         15.3. During the Term of this Agreement, International shall provide medical insurance for Riley with a medical insurance carrier determined by International. The benefits thereunder shall be reasonably similar to those provided to senior executives in The viaLink Company.

         15.4. During the Term of this Agreement, International shall pay or reimburse Riley for reasonable expenses incurred by Riley in preparing and filing his tax returns in Singapore and the United States for tax years within the term of this Agreement.

         15.5. Riley shall be paid his travelling costs, where such travelling is required in connection with Riley's employment as allowed and approved in advance in writing by International.

16. This Agreement and the documents attached hereto and/or referenced herein, including without limitation the Notice of Grant referenced in
         Section 4.1.5, contain the entire agreement between the parties hereto relating to the employment of Riley by International. No modification of this Agreement or of the terms and conditions hereof shall be binding upon either party hereto, unless approved in writing by each such party.

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17.      All notices, reports, requests, acceptances and other communications required or permitted under this Agreement will be in writing and shall be sufficient only if personally delivered, delivered by a major commercial overnight delivery courier service (such as Federal Express) or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a party at its address as first set forth above. A party may change its notice address by giving notice thereof pursuant to this Section.

18. In addition to any other Sections of this Agreement which survive pursuant to their terms, Sections 3.4, 3.5, 3.9, 5.1, 6.1, 8-14 (inclusive), Sections 16-17 and this Section 18 shall survive the termination or expiration of this Agreement.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


For and on behalf of                   )
viaLink International , Inc            )    /s/ LEWIS B. KILBOURNE
by:                                    )    ------------------------------------
                                            Lewis B. Kilbourne


                                            Date:
------------------------------------              ------------------------------
Witness


/s/ JAMES DAVIDSON                          /s/ CHRISTOPHER R. RILEY
------------------------------------        ------------------------------------
Witness                                            Christopher R. Riley


                                            Date: 15 Sept. 2000
                                                  ------------------------------

            NOTICE AND ACKNOWLEDGEMENT OF RIGHTS REGARDING INVENTIONS

       The undersigned Christopher R. Riley is hereby notified that pursuant to the provisions and requirements of the California Labor Code, Section 2872, the definition of Work Product contained in Sections 3.6.1 of the above Employment Agreement shall not apply to any invention which qualifies fully under the provisions California Labor Code Section 2870 ("Notification").

       The undersigned Christopher R. Riley hereby acknowledges receipt of the above Notification.

15 Sept. 2000                               /s/ CHRISTOPHER R. RILEY
------------------------------              ------------------------------------
Date                                        Christopher R. Riley